Exhibit (d)(7)
EXPENSE LIMITATION AGREEMENT
EXPENSE LIMITATION AGREEMENT made as of the 1st day of August 2010 by and between RidgeWorth Funds (the “Trust”), a Massachusetts business trust, RidgeWorth Capital Management Inc. (the “Adviser”) and each investment subadviser listed on Schedule B (“Subadviser”) with respect to the series of the Trust (the “Funds”) set forth on Schedule B.
The Adviser and each Subadviser hereby agree to waive their fees and reimburse expenses to the extent necessary to limit total operating expenses, based on a percentage of the average daily net assets of each Fund, (excluding interest, taxes, brokerage commissions, substitute dividend expenses on securities sold short, extraordinary expenses, estimated indirect expenses attributable to investments in other investment companies and other expenses not incurred in the ordinary course of business) for Funds set forth on Schedule A to the levels set forth on Schedule A until August 1, 2011.
For the Institutional Cash Management Money Market Fund, Institutional Municipal Cash Reserve Money Market Fund, Institutional U.S. Government Securities Money Market Fund, Institutional U.S. Treasury Securities Money Market Fund, Large Cap Quantitative Equity Fund, Emerging Growth Stock Fund, High Grade Municipal Bond Fund, and Short-Term U.S. Treasury Securities Fund, the total advisory fees waived shall be borne 60% by the Adviser and 40% by each Subadviser.
For the Seix Global Strategy Fund, International Equity 130/30 Fund, Real Estate 130/30 Fund, and, U.S. Equity 130/30 Fund, the total advisory fees waived shall be borne 40% by the Adviser and 60% by each Subadviser.
If at any point before August 1, 2013, it becomes unnecessary for the Adviser or Subadviser to waive fees and make reimbursements for a particular Fund, the Adviser and the Subadviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap set forth on Schedule A to recapture any of its prior waivers or reimbursements.
The Trust acknowledges that the Adviser may engage in brokerage transactions using Fund assets with brokers who agree to pay a portion of the Fund’s expenses, and that the Adviser’s guarantee of Fund expense ratios takes into account these expenses-limiting arrangements.
This Agreement shall terminate, without payment of any penalty, upon: (1) termination of the Investment Advisory Agreement with the Adviser or (2) written notice to the Adviser by the Trust.
IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

RIDGEWORTH FUNDS		RIDGEWORTH CAPITAL MANAGEMENT, INC.

By:	/s/ Julia Short	By:	/s/ John Stebbins

Name:	Julia Short	Name:	John Stebbins
Title:	President	Title:	Managing Director and CFO
ALPHA EQUITY MANAGEMENT LLC (with respect to the International Equity 130/30 Fund, Real Estate 130/30 Fund and U.S. Equity 130/30 Fund)

By:	/s/ Kevin Means

Name:	Kevin Means
Title:	Managing Partner
CERTIUM ASSET MANAGEMENT LLC (with respect to the Large Cap Quantitative Equity Fund)

By:	/s/ Ashi Parikh

Name:	Ashi Parikh
Title:	CEO
ZEVENBERGEN CAPITAL INVESTMENTS LLC (with respect to the Emerging Growth Stock Fund)

By:	/s/ Leslie Tubbs

Name:	Leslie Tubbs
Title:	Managing Partner
SEIX INVESTMENT ADVISORS LLC (with respect to the Seix Global Strategy Fund)

By:	/s/ Bob Sherman

Name:	Bob Sherman
Title:	CEO
STABLERIVER CAPITAL MANAGEMENT LLC (with respect to the Short-Term U.S. Treasury Securities Fund, High Grade Municipal Bond Fund, Institutional Cash Management Money Market Fund, the Institutional Municipal Cash Reserve Fund, Institutional U.S. Government Securities Money Market Fund, and Institutional U.S. Treasury Securities Money Market Fund)

By:	/s/ Paul L. Robertson, III

Name:	Paul L. Robertson, III
Title:	President

EXPENSE LIMITATION AGREEMENT
SCHEDULE A

	SHARE	EXPENSE
FUND	CLASS	LIMITATION
International Equity 130/30 Fund	I	1.55%
	A	1.85%

Real Estate 130/30 Fund	I	1.45%
	A	1.75%

U.S. Equity 130/30 Fund	I	1.30%
	A	1.60%

Large Cap Quantitative Equity	I	0.97%
	A	1.22%

Emerging Growth Stock Fund	I	1.24%
	A	1.54%

Aggressive Growth Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Conservative Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Growth Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Moderate Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Seix Global Strategy Fund	I	0.83%
	A	1.13%

Short-Term U.S. Treasury Securities Fund	I	0.55%
	A	0.73%
	C	1.55%

High Grade Municipal Bond Fund	I	0.65%
	A	0.80%

	SHARE	EXPENSE
FUND	CLASS	LIMITATION
Institutional Cash Management Money Market Fund	Institutional	0.17%

Institutional Municipal Cash Reserve Money Market Fund	Institutional	0.20%

Institutional U.S. Government Securities Money Market Fund	Institutional	0.20%

Institutional U.S. Treasury Securities Money Market Fund	Institutional	0.20%
	Corporate Trust	0.45%

SCHEDULE B

FUND NAME	ADVISER

Aggressive Growth Allocation Strategy	RidgeWorth Capital Management, Inc.

Conservative Allocation Strategy	RidgeWorth Capital Management, Inc.

Growth Allocation Strategy	RidgeWorth Capital Management, Inc.

Moderate Allocation Strategy	RidgeWorth Capital Management, Inc.

FUND NAME	SUBADVISER

International Equity 130/30 Fund	Alpha Equity Management LLC

Real Estate 130/30 Fund	Alpha Equity Management LLC

U.S. Equity 130/30 Fund	Alpha Equity Management LLC

Large Cap Quantitative Equity Fund	Certium Asset Management LLC

Emerging Growth Stock Fund	Zevenbergen Capital Investments LLC

Seix Global Strategy Fund	Seix Investment Advisors LLC

Short-Term U.S. Treasury Securities Fund	StableRiver Capital Management LLC

High Grade Municipal Bond Fund	StableRiver Capital Management LLC

Institutional Cash Management Money Market	StableRiver Capital Management LLC

Institutional Municipal Cash Reserve Money Market	StableRiver Capital Management LLC

Institutional U.S. Government Securities Money Market	StableRiver Capital Management LLC

Institutional U.S. Treasury Securities Money Market	StableRiver Capital Management LLC